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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                         Date of Report: March 12, 1998
                                         --------------
                        (Date of earliest event reported)

                             Boykin Lodging Company
                    ----------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


      Ohio                     001-11975                        34-1824586
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(State or Other         (Commission File Number)              (IRS Employer
Jurisdiction of                                           Identification Number)
Incorporation)


Guildhall Building, Suite 1500, 45 W. Prospect Avenue,                  44115
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                   Cleveland, Ohio
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       (Address of Principal Executive Offices)                       (Zip Code)



                                 (216) 430-1200
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              (Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS


ACQUISITION OF HIGH POINT RADISSON AND KNOXVILLE HILTON

     On March 12, 1998, the Company acquired in a single transaction the High Point Radisson, located in High Point, North Carolina, and the Knoxville Hilton, located in Knoxville, Tennessee for an aggregate purchase price of $37.0 million. These full-service hotels contain 317 and 251 guest rooms, respectively, and compete in the upscale price segment of the hospitality market. The acquisition was funded with cash proceeds from the Company's February 24, 1998 offering of common shares and borrowings under the Company's credit facility.

     The High Point Radisson was built in 1983 and contains over 10,000 square feet of meeting space. This hotel features six suites, a 120-seat full service restaurant, 60-seat lounge, indoor swimming pool, and fitness center. The Radisson is located in downtown High Point along the city's main commercial corridor. High Point is within the Greensboro/Winston-Salem/High Point Metropolitan Statistical Area. This region is also commonly referred to as the Piedmont Triad, the most populated area in North Carolina. The majority of the hotel's guests are business travelers.

     The Knoxville Hilton was built in 1981 and renovated in January 1996. The hotel contains over 14,000 square feet of meeting space and features a 150-seat full service restaurant, 60-seat lounge, gift shop, outdoor swimming pool, fitness center and sauna. The Hilton is in the heart of the city's business and shopping district and is adjacent to the Knoxville Convention Center. The University of Tennessee is located two blocks to the southwest of the hotel. The World's Fair Park, which includes the Tennessee Amphitheater and Knoxville Museum of Art, is one block to the west. The majority of the hotel's guests are business travelers.

     The Company has leased these hotels to Boykin Management Company Limited Liability Company ("BMC"), an entity in which the Company's chairman, president and chief executive officer, Robert W. Boykin, owns a 53.8% interest. BMC will continue the business of operating the hotels. Currently, BMC manages three other properties in North Carolina which are owned by the Company. The addition of these two properties will allow BMC, and the Company, to take advantage of geographic economies of scale.

     In determining the price to be paid for the hotels, the Company considered the historical and expected cash flow from the hotels, the nature of the occupancy and average daily rate trends, current operating costs and taxes, the physical condition of the properties, and other factors including the sales prices of similar properties. The Company also considered the potential to increase cash flow that exists at these hotels, as they have underperformed their respective markets in revenue per available room in recent years.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    BOYKIN LODGING COMPANY

Date: March 27, 1998                By: /s/ RAYMOND P. HEITLAND

                                    Raymond P. Heitland, Chief Financial Officer